CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Morgan Stanley Institutional Liquidity Funds (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealthof Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on June 27, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on June 27, 2011 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 27th day of June, 2011




_/s/ Mary E. Mullin_______________
Mary E. Mullin
Secretary


AMENDMENT



Dated:			June 27, 2011
To be Effective:		June 27, 2011






TO

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

DECLARATION OF TRUST

DATED

February 13, 2003


AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS


WHEREAS, Morgan Stanley Institutional Liquidity Funds (the "Trust") was established by the Declaration of Trust dated February 13, 2003, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and

WHEREAS, the Trustees of the Trust have deemed it advisable to eliminate the Trustee retirement age set forth in the Declaration;

NOW, THEREFORE:

1. Section 2.3 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

	Section 2.3 Resignation and Removal. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.
Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) by the action of two-thirds of the remaining Trustees or by the action of the Shareholders of record of not less than two-thirds of the Shares outstanding (for purposes of determining the circumstances and procedures under which such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act or of the corporate or business statute of any state in which shares of the Trust are sold, shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 27th day of June, 2011.



/s/ Frank L. Bowman____________________
Frank L. Bowman, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036

_/s/ Michael Bozic_____________________
Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036


_/s/ Kathleen A. Dennis____________________
Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Dr. Manuel H. Johnson___________________
Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006


/s/ James F. Higgins____________________
James F. Higgins, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.
Harborside Financial Center 201Plaza Two
Jersey City, NJ 07311


/s/ Joseph J. Kearns____________________
Joseph J. Kearns, as Trustee, and not individually
c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast Highway
Malibu, CA 90265


/s/ Michael F. Klein____________________
Michael F. Klein, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Michael E. Nugent____________________
Michael E. Nugent, as Trustee, and not individually
c/o Triumph Capital, L.P.
445 Park Avenue
New York, NY 10022


/s/ W. Allen Reed ____________________
W. Allen Reed, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Fergus Reid_____________________
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564

16528355.1.BUSINESS